EXHIBIT I



                                JOINT FILING AGREEMENT
                                ----------------------




    Each of the undersigned hereby agrees that the
Schedule 13G filed herewith is filed jointly, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended on behalf of each of them.


         Dated:     October 10, 2008

         AXA Financial, Inc.



         BY: /s/ Alvin H. Fenichel
            -----------------------------------------
            Alvin H. Fenichel
            Senior Vice President and Controller



  AXA Assurances I.A.R.D. Mutuelle; AXA
Assurances Vie Mutuelle; as a  group, and AXA

         Signed on behalf of each of the above
entities



         BY: /s/ Alvin H. Fenichel
            -----------------------------------------
            Alvin H. Fenichel